SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
December 14, 2011

COMMUNITY FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Virginia	0-18265	54-1532044
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

38 North Central Avenue, Staunton, Virginia	24401
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (540) 886-0796

                                                 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  Effective December 14, 2011, the Board of Directors elected Paul Mott to serve as a director of the Company until the 2012 Annual Meeting.  Mr. Mott was elected to fill a new position on the Board and was appointed to the class of directors with terms expiring in 2014.  There are no arrangements, understandings or contracts between Mr. Mott and any other person respecting his election as a director.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)  Effective December 14, 2011, the Board of Directors amended Section 2.2 of the Bylaws of the Company to increase the number of directors from seven to eight.  A copy of the amendment is included in Exhibit 3.3 to this Form 8-K and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)           Exhibits

3.3           Amendment to Bylaws of Community Financial Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMUNITY FINANCIAL CORPORATION
Date: December 19, 2011	By:	/s/ R. Jerry Giles R. Jerry Giles Senior Vice President and Chief Financial Officer (Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Description

3.3	Amendment to Bylaws of Community Financial Corporation